Exhibit 99.2

NOTICE OF REDEMPTION

To the Holders of

THE WALT DISNEY COMPANY

2.125% CONVERTIBLE SENIOR NOTES DUE 2023

CUSIP #254687AU0

NOTICE IS HEREBY GIVEN THAT, pursuant to the terms of the Indenture dated as of September 24, 2001 between The Walt Disney Company (the “Company”) and Wells Fargo Bank, N.A. (the “Trustee”), and in accordance with the redemption provisions of the Notes, all of the Company’s outstanding 2.125% Convertible Senior Notes due 2023 (the “Notes”) have been called for redemption at the option of the Company on April 15, 2008 (the “Redemption Date”) at 100% of the principal amount thereof (the “Redemption Price”). Regular accrued interest at the current coupon rate of 2.125% per annum to the Redemption Date will be paid in the usual manner.

The Notes will become due and payable on the Redemption Date and interest thereon will cease to accrue on and after the Redemption Date. Payment of the Redemption Price, subject to receipt of the required funds, will be made on or after the Redemption Date to the holders of Notes upon presentation and surrender of such Notes at the office of the Trustee as follows:

Registered or Certified Mail	In Person	Air Courier
Wells Fargo Bank Minnesota, N.A.	Wells Fargo Bank, N.A.	Wells Fargo, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Operations
P.O. Box 1517	Northstar East Building	MAC Code: N9303-121
Minneapolis, MN 55480-1517	608 2nd Avenue South, 12th FL.	6th & Marquette Avenue
	Minneapolis, MN 55402	Minneapolis, MN 55479

In lieu of surrendering the Notes to the Trustee for redemption, holders of the Notes may elect to convert the Notes or any portion thereof which is $1,000 or an integral multiple of $1,000, into shares of Common Stock, par value $0.01 per share (the “Common Stock”) of the Company at a conversion rate equal to 33.9443 shares of Common Stock per $1,000 principal amount of Notes (equivalent to a conversion price of $29.46 per share). Cash will be paid in lieu of fractional shares. This conversion right will terminate at the close of business on April 11, 2008. Wells Fargo Bank, N.A., will serve as conversion agent for the conversion (the “Conversion Agent”).

IN ORDER TO EXERCISE THE CONVERSION RIGHT, NOTES MUST BE SURRENDERED FOR CONVERSION TO THE CONVERSION AGENT, WELLS FARGO BANK, N.A., PRIOR TO THE CLOSE OF BUSINESS ON APRIL 11, 2008. AFTER THAT TIME, HOLDERS WILL BE ENTITLED ONLY TO THE REDEMPTION PRICE FOR THE NOTES.

Holders of the Notes who wish to convert Notes into shares of Common Stock must comply with the procedures in Section 4.12 of the Officer’s Certificate related to the Notes and paragraph 8 of the Notes and surrender the Notes with a completed and manually signed conversion notice in the form attached to the Notes to the Conversion Agent at the following address:

By hand or by mail:

Wells Fargo Bank, N.A.

707 Wilshire Blvd., 17th Floor

Los Angeles, CA 90017

Attention: Corporate Trust Department

Telephone: (213) 614-2588

Facsimile: (213) 614-3355

When inquiring about this redemption, please have the Note number available. Please inform the Customer Service representative of the CUSIP number(s) of the affected Notes. Customer Service can be reached at 612-667-9764 or Toll Free at 1-800-344-5128.

THE WALT DISNEY COMPANY

By:	WELLS FARGO BANK, N.A.,
as Trustee

Dated: March 14, 2008

IMPORTANT NOTICE

Under section 3406(a)(1) of the Internal Revenue Code, the Paying Agent making payment of interest or principal on securities may be obligated to withhold a percentage of the payment to a holder who has failed to furnish the Registrar with a valid taxpayer identification number, certification that the number supplied is correct, and that the holder is not subject to backup withholding. Holders of the bonds who wish to avoid the application of these provisions should submit either a completed IRS (Internal Revenue Service) Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate form W-8 (use only if you are neither a U.S. person or a resident alien), when presenting the bonds for payment. See IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. Publication 515 and W-8 forms and instructions are available through the IRS via their web site at www.irs.gov.

*	No representation is made as to the accuracy of the CUSIP numbers either as printed on the Notes or as set forth in this Notice of Redemption.

2